Exhibit (n)(2)

CONSENT OF INDEPENDENT VALUATION ADVISOR

We hereby consent to the reference to our name (including under the heading “Experts”) and description of our role in the valuation process of any properties of Broadstone Real Estate Access Fund (the “Company”) in the Company’s Registration Statement on Form N-2 (Commission File No. 333-[    ], Investment Company Act File No. 811-[    ]), and the prospectus included therein.

/s/ RERC, LLC

RERC, LLC

Houston, TX

July 10, 2018